Exhibit 99.1

News Release

News Media Contact:	Investor Relations Contact:
Timothy Barello	Eric Boyer
IHS Markit	IHS Markit
+1 646 679 3463	+1 303 397 2969
timothy.barello@ihsmarkit.com	eric.boyer@ihsmarkit.com

IHS Markit and Informa to Exchange Business Units
Informa Agribusiness Intelligence to be transferred in full to IHS Markit and the majority of the IHS Markit TMT business to be transferred to Informa
LONDON (May 22, 2019) - IHS Markit (Nasdaq: INFO), a world leader in critical information, analytics and solutions, and Informa (LSE: INF.L), the international exhibitions, events, information services and scholarly research group, today announced the exchange of the majority of the IHS Markit Technology, Media and Telecoms (TMT) intelligence business for Informa’s Agribusiness Intelligence group.

“This agreement is very positive for both IHS Markit and Informa, increasing the focus of each company on core markets where it has particular strengths and a long-term commitment to invest and grow,” said Lance Uggla, CEO of IHS Markit and Stephen A. Carter, Group Chief Executive, Informa PLC.

“The Informa Agribusiness Intelligence portfolio is a clear extension of our Chemical and Downstream businesses and builds our existing data, pricing, insights, forecasting and news services within our Resources segment,” continued Uggla. “Agriculture is the largest end chemical market in the world and this transaction expands our capabilities into fertilizers and chemical crop protection, while substantively expanding our capabilities in biofuels.”

Carter added, “At Informa we are focused on improving our depth and specialisation around attractive customer markets. Our ambitions for Informa Tech will be further enhanced by the addition of the IHS Markit TMT portfolio, extending our customer and international reach, creating a strong platform for future growth.”

The agreement values the two exchanged businesses at equivalent EBITDA multiples, with Informa contributing an additional $30 million cash to IHS Markit to reflect the larger EBITDA contribution from the TMT business. IHS Markit will retain RootMetrics, its benchmarking business and a portion of its market intelligence business. Both transactions are expected to close in July 2019 and are subject to customary closing conditions, including US regulatory approval.

IHS Markit confirmed that the transaction will not affect its capital allocation strategy to delever its debt ratio below 3.0x and complete $500 million (USD) in share repurchases in 2019.

Forward-Looking Statements
This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and use words like “aim”, “anticipate”, “assume”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “goal”, “intend”, “likely”, “may”, “might”, “plan”, “potential”, “predict”, “project”, “see”, “seek”, “should”, “strategy”, “strive”, “target”, “will” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions such as acquisitions, joint ventures, and dispositions, the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are more fully discussed under the caption “Risk Factors” in our Annual Report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are based only on information currently available to our management and speaks only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at investor.ihsmarkit.com.
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About IHS Markit (www.ihsmarkit.com)
IHS Markit (Nasdaq: INFO) is a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 business and government customers, including 80 percent of the Fortune Global 500 and the world’s leading financial institutions. Headquartered in London, IHS Markit is committed to sustainable, profitable growth.
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